MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                            1900 SOUTH ATHERTON STREET
SUITE 340 WEST                                                         SUITE 101
WASHINGTON, D.C.  20005                                 STATE COLLEGE, PA  16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                             FACSIMILE:  (814) 272-3514



                      Consent of Malizia Spidi & Fisch, PC

         We hereby consent to all references to our firm included in this Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                 /s/Malizia Spidi & Fisch, PC
                                                 -------------------------------
                                                 Malizia Spidi & Fisch, PC


                                                 Washington, D.C.
                                                 September 26, 2005